EXHIBIT 10.16

      AMENDMENT NO. 2
                                       TO
                      AMENDED AND RESTATED CREDIT AGREEMENT

      AMENDMENT NO. 2 dated as of December 31, 1999 ("Amendment No. 2") to the Amended and Restated Credit Agreement dated as of December 30, 1998 (the "Credit Agreement"), among HORIZON VESSELS, INC., a Delaware corporation, HORIZON OFFSHORE CONTRACTORS, INC., a Delaware corporation (together, the "Borrowers"), HORIZON OFFSHORE, INC., a Delaware corporation (the "Guarantor") and WELLS FARGO BANK (TEXAS), NATIONAL ASSOCIATION, a national banking association (the "Lender").

      W I T N E S S E T H:
-------------------------

      WHEREAS, pursuant to the Credit Agreement, the Lender made available to the Borrowers a loan facility of up to USD 30,000,000 (the "Loan"), as evidenced by the secured promissory note of the Borrowers dated December 30, 1998, endorsed to the Lender (the "Note"); and

      WHEREAS, the Guarantor wishes to incorporate a new subsidiary, Horizon Subsea Services, Inc., a Delaware corporation (the "New Subsidiary"); and

      WHEREAS, the parties wish to amend certain provisions of the Credit Agreement as set forth herein.

      NOW THEREFORE, in consideration of the above recitals and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree to amend the Credit Agreement as follows:

A.    AMENDMENTS TO THE CREDIT AGREEMENT.
B.
C.          1.    The Definitions of the Credit Agreement are hereby amended as follows:
D.

            (a) Each reference in the Credit Agreement to "Amendment Documents" is hereby amended to include the Amendment Documents listed in Section B.1 of this Amendment No. 2.

            (b) The definition of "Eligible Accounts" is hereby amended to read as follows:

            "ELIGIBLE ACCOUNTS" means, at any time, the aggregate amount of the Borrowers' accounts receivable for the shipment and sale of products or for services rendered for which invoices have been issued and payment for which is due within sixty (60) days. In determining accounts receivable constituting Eligible Accounts,
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            there shall be excluded (i) accounts receivable remaining unpaid for a period of more than ninety (90) days from the date of invoice (or due date in the case of instruments, lease agreements and chattel paper); PROVIDED THAT accounts receivable remaining unpaid for up to 120 days from (X) U.S. companies with investment grade ratings from Standard & Poor's Corporation and Moody's Investor Service, Inc. and
            (Y) Unocal Corporation, Anadarko Petroleum Corporation, El Paso Energy, The Coastal Corporation, Barrett Resources Corporation, Consolidated Natural Gas Company, Apache Corporation, Newfield Exploration Company, Pogo Producing Company, Tana Oil and Gas, and Seneca Resources, Inc., and their subsidiaries shall constitute Eligible Accounts, (ii) accounts receivable arising from sale to or services rendered for any subsidiary or Affiliate of the Borrowers, if any, (iii) accounts receivable in which the Lender does not have a first priority perfected security interest, (iv) accounts receivable which are subject to a right of offset, claim or defense,
            (v) accounts receivable due from suppliers of materials or inventory to the Borrowers to the extent that the Borrowers are indebted to such suppliers with respect to materials or supplies purchased by the Borrowers from such suppliers, (vi) accounts receivable due from customers known to be insolvent or in bankruptcy proceedings, (vii) accounts receivable due from non-U.S. companies, except for accounts receivable due from non-U.S. subsidiaries of U.S. entities, provided such accounts are payable in U.S. Dollars and are payable in the United States, (viii) accounts receivable reflecting advance billings for unearned charter hire, (ix) accounts receivable due from the Borrowers' insurance carriers, and (x) accounts receivable rejected in whole or in part by the Lender in its sole discretion as containing unacceptable risk.

      2. Section 12.13 of the Credit Agreement is hereby amended to read as follows:

      12.13 FIXED CHARGE COVERAGE RATIO. Permit their Fixed Charge Coverage Ratio to be less than:

            (i)   1.10 to 1 at December 31, 1999;

            (ii)  1.05 to 1 at March 31, 2000; and

            (iii) .90 to 1 at June 30, 2000;

            (iv)  1.05 to 1 at September 30, 2000; and

            (v) 1.50 to 1 at December 31, 2000 and at any time thereafter; for the twelve (12) month period ending immediately prior to the relevant date of determination.

EXHIBIT 10.16

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 " \l 2 3, The first sentence of Section 9.1(a) of the Credit Agreement is hereby amended to read as follows:

            (a) The Borrowers shall pay to the Agent for distribution to the Lenders a commitment fee of one-half of one percent (1/2%) per annum of the daily undrawn portion of the Commitment up to and including the Maturity Date.

A.    CONDITIONS PRECEDENT.
B.
1.          DOCUMENTS REQUIRED AS CONDITIONS PRECEDENT TO AMENDMENT NO. 2.
The effectiveness of the modifications to the Credit Agreement contemplated by this Amendment No. 2 is subject to the condition precedent that the Lender shall have received all of the following, each in form and substance satisfactory to the Lender and its counsel:
2.
3.                (a)   Each of the following documents  (the "Amendment
Documents") shall have been duly authorized and executed with original counterparts thereof delivered to the Lender:
4.
                  (i)   This Amendment No. 2; and

                  (ii) Ratification and Amendment of Guaranty executed by the Guarantor and the New Subsidiary.

            (b) The representations and warranties contained in Section 11 of the Credit Agreement shall be true on the date hereof with the same effect as though such representations and warranties had been made on and as of such date, and no Event of Default specified in Article 14 of the Credit Agreement and no event which, with the lapse of time or the giving of notice and the lapse of time specified in Article 14 of the Credit Agreement, would become such an Event of Default, shall have occurred and be continuing.

            (c) The Lender shall have received evidence that the Borrowers maintain all depository and treasury management accounts with the Lender.

1. WAIVER OF CONDITIONS PRECEDENT. All of the conditions precedent contained in this Article B are for the sole benefit of the Lender and the Lender may waive any of them in its absolute discretion, and on such conditions as it deems proper.
2.
B.    REPRESENTATIONS.
C.
1. REPRESENTATIONS OF THE BORROWERS AND GUARANTOR. The Borrowers and the Guarantor represent and warrant that:
2.

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
3.                (a)   Each of the Borrowers and the Guarantor is a
corporation, duly organized and validly existing in good standing under the laws of the State of Delaware, and has the requisite power and authority (i) to carry on its business as presently conducted; and (ii) to enter into and perform its obligations under the Amendment Documents.
4.
5. (b) The execution, delivery and performance by each of the Borrowers and the Guarantor of the Amendment Documents and any other instrument or agreement provided for by this Amendment No. 2 to which it is a party, have been duly authorized by all necessary corporate action, do not require stockholder approval other than such as has been duly obtained or given, do not or will not contravene any of the terms of its Certificate of Incorporation or Bylaws, and will not violate any provision of law or of any order of any court or governmental agency or constitute (with or without notice or lapse of time or both) a default under, or result (except as contemplated by this Amendment No.
2) in the creation of any security interests, lien, charge or encumbrance upon any of its properties or assets pursuant to, any agreement, indenture or other instrument to which it is a party or by which it may be bound other than is in favor of the Lender; the Amendment Documents have been duly executed and delivered by the Borrowers and the Guarantor and constitute the respective legal, valid and binding agreements, enforceable in accordance with the respective terms thereof as to which each of the Borrowers and the Guarantor is a party. The enforceability of this Amendment No. 2, however, is subject to all applicable bankruptcy, insolvency, reorganization, moratorium, and other laws affecting the rights or creditors and to general equity principles.
6.
7. (c) Except as set forth in the Credit Agreement, there are no suits or proceedings pending or to its knowledge threatened against or affecting any Borrower or Guarantor which if adversely determined would have a material adverse effect upon its business, financial condition or operations.
8.
9. (d) Other than such as have been obtained, no license, consent or approval of any Governmental Agency or other regulatory authority is required for the execution, delivery or performance of this Amendment No. 2 or any other Amendment Document or any instrument contemplated herein or therein. The Borrowers are the holder of all certificates and authorizations of governmental authorities required by law to enable it to engage in the business transacted by them.
10.
11. EXPENSES. The Borrowers and the Guarantor agree to promptly, whether or not the modifications to the Credit Agreement contemplated by this Amendment No. 2 become effective, (x) reimburse the Lender for all fees and disbursements of external counsel to the Lender and all reasonable out of pocket fees and disbursements of the Lender incurred in connection with the preparation, execution and delivery of this Amendment No. 2 and all other documents referred to herein, and all amendments or waivers to or termination of this Amendment No. 2 or any agreement referred to herein; and (y) reimburse the Lender for all fees and disbursements of internal and external counsel to the Lender and all reasonable out of pocket fees, disbursements

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and travel-related expenses of the Lender incurred in connection with the protection of the rights of the Lender under this Amendment No. 2 and all other documents referred to herein, whether by judicial proceedings or otherwise. The obligations of the Borrowers and the Guarantor under this Section 2 shall survive payment of the Loan.
12.

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
D. MISCELLANEOUS.
E.
1. Wherever and in each such place the term "Credit Agreement" is used throughout the Credit Agreement, such term shall be read to mean the Credit Agreement as amended by this Amendment No. 2.
2.
3. Except as specifically amended by this Amendment No. 2, all of the terms and provisions of the Credit Agreement shall remain in full force and effect.
4.
5. All capitalized terms used herein but not defined herein shall have the meanings given to them in the Credit Agreement.
6.
7. THIS AMENDMENT NO. 2 TO CREDIT AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE
8.    OF NEW YORK.

      IN WITNESS WHEREOF, the parties hereto have duly executed this Amendment No. 2 to Credit Agreement on the date first written above.

                                    HORIZON OFFSHORE CONTRACTORS, INC.


                                    By:___
                                    Name:       David Sharp
                                    Title:      Vice President

                                    HORIZON VESSELS, INC.


                                    By:___
                                    Name:       David Sharp
                                    Title:      Vice President


EXHIBIT 10.16

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
                                    HORIZON OFFSHORE, INC.


                                    By:___
                                    Name:       David Sharp
                                    Title:      Vice President

                                    WELLS FARGO BANK (TEXAS), NATIONAL
                                    ASSOCIATION

                                    By:___
                                    Name:       Joseph P. Maxwell
                                    Title:      Vice President



EXHIBIT 10.16

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